UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2008
SXC HEALTH SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)
Commission File Number: 000-52073

Yukon Territory, Canada	75-2578509

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
(Address of principal executive offices, including zip code)
(630) 577-3206
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On March 31, 2008, SXC Health Solutions Corp. (“SXC”) a corporation organized under the laws of Yukon Territory, Canada, issued a joint press release with National Medical Health Card Systems, Inc. (“NMHC”), a Delaware corporation, announcing that, pursuant to the previously announced Agreement and Plan of Merger, dated February 25, 2008, by and among SXC, SXC Health Solutions, Inc. (“US Corp.”), a Texas corporation, and wholly-owned subsidiary of SXC, Comet Merger Corporation (“Merger Sub”) a Delaware corporation, wholly-owned by US Corp., and an indirect wholly-owned subsidiary of SXC, and NMHC, Merger Sub has commenced an exchange offer for all of the outstanding shares of NMHC common stock. Subject to the terms and conditions of the offer, NMHC stockholders will receive (i) 0.217 of a common share of SXC and (ii) $7.70 in cash for each share of NMHC common stock tendered. The exchange offer, if consummated, will be followed by a merger of Merger Sub with and into NMHC. In the merger, any stockholders of NMHC whose shares were not purchased in the offer will become entitled to receive the merger consideration. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Joint press release dated March 31, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SXC HEALTH SOLUTIONS CORP.
Dated: March 31, 2008	By:	/s/ Jeffrey Park
		Name:	Jeffrey Park
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint press release dated March 31, 2008